Exhibit 99.1

First Data Announces Private Debt Exchange Offers for Certain of its Debt Securities

Atlanta, November 17, 2010 — First Data Corporation (“First Data” or the “Company”) announced today the commencement of private offers to exchange (the “Exchange Offers”) its notes of the series listed in the table below (collectively, the “Old Notes” and each, an “Issue” of Old Notes), subject to the Maximum Exchange Amount (as defined below), for the new securities, which will be payable (i) 50% in new 8.25% Senior Second Lien Notes due 2021 (the “New Cash-Pay Second Lien Notes”) or, at the election of each holder tendering on or prior to the Early Tender Date (as defined below) and subject to the Minimum New PIK Toggle Amount and the Maximum New PIK Toggle Amount (each as defined below), in new 8.75/10.00% PIK Toggle Senior Second Lien Notes due 2022 (the “New PIK Toggle Second Lien Notes” and, together with the New Cash-Pay Second Lien Notes, the “New Second Lien Notes”), and (ii) 50% in new 12.625% Senior Notes due 2021 (the “New Unsecured Notes” and, together with the New Second Lien Notes, the “New Notes”). In addition, holders whose Old Notes are exchanged in the Exchange Offers will receive accrued and unpaid interest in cash in respect of their exchanged Old Notes from the last applicable interest payment date to, but not including, the settlement date for the Exchange Offers (the “Settlement Date”). The maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $5.5 billion (the “Maximum Exchange Amount”).

The New Notes will be issued by First Data and guaranteed by substantially all of its domestic subsidiaries. The New Second Lien Notes will be secured on a second-priority lien basis by substantially all the domestic assets owned by the Company and subsidiary guarantors of the New Notes to the extent such assets secure obligations under First Data’s senior secured credit facility and existing senior secured notes.

The table below lists the series of Old Notes that are the subject of the Exchange Offers and summarizes certain terms of the Exchange Offers.

First Data Corporation Old Notes to be Exchanged	CUSIP Nos.	Outstanding Aggregate Principal Amount (in millions)	Total Consideration Amount for each $1,000 Principal Amount of Old Notes Tendered on or Prior to the Early Tender Date (1)	Exchange Consideration Amount for each $1,000 Principal Amount of Old Notes Tendered After the Early Tender Date (1)
9.875% Senior Notes due 2015 (the “Old Cash-Pay Notes”)	319963AR5 319963AP9 319963AQ7 319963AN4	$3,750	$1,000 principal amount of New Notes, consisting of $500 of New Second Lien Notes (2) and $500 of New Unsecured Notes	$970 principal amount of New Notes, consisting of $485 of New Cash-Pay Second Lien Notes and $485 of New Unsecured Notes

10.550% Senior PIK Notes due 2015 (the “Old PIK Notes”)	319963AT1 319963AS3	$3,710	$1,000 principal amount of New Notes, consisting of $500 of New Second Lien Notes (2) and $500 of New Unsecured Notes	$970 principal amount of New Notes, consisting of $485 of New Cash-Pay Second Lien Notes and $485 of New Unsecured Notes

(1)	The aggregate principal amount of New Second Lien Notes and New Unsecured Notes issued in the Exchange Offers will not exceed $5.5 billion.
(2)	Consisting of New Cash-Pay Second Lien Notes and/or New PIK Toggle Second Lien Notes, depending on the election of the tendering holder and subject to the Minimum New PIK Toggle Amount and the Maximum New PIK Toggle Amount (each as defined below), initially $500.0 million and $1.0 billion, respectively.

Holders whose Old Notes are validly tendered on or prior to 5:00 p.m., New York City time, on December 1, 2010 (such time and date, as the same may be extended, the “Early Tender Date”) will receive, in respect of each $1,000 principal amount of Old Notes accepted for exchange, $1,000 principal amount of New Notes, consisting of (i) $500 principal amount of New Second Lien Notes in the form of either (a) New Cash-Pay Second Lien Notes or (b) at each holder’s election and subject to the Minimum New PIK Toggle Amount and the Maximum New PIK Toggle Amount, New PIK Toggle Second Lien Notes, and (ii) $500 principal amount of New Unsecured Notes (the “Total Consideration”). Holders whose Old Notes are validly tendered after the Early Tender Date but on or prior to midnight, New York City time, on December 15, 2010 (such time and date, as the same may be extended, the “Expiration Date”) will receive, in respect of each $1,000 principal amount of Old Notes accepted for exchange, $970 principal amount of New Notes, consisting of (i) $485 principal amount of New Cash-Pay Second Lien Notes and (ii) $485 principal amount of New Unsecured Notes (the “Exchange Offer Consideration”). In order to be eligible to receive the maximum principal amount of New Notes offered in the Exchange Offers or to receive any New PIK Toggle Second Lien Notes, holders must validly tender (and not validly withdraw) their Old Notes on or prior to the Early Tender Date. Holders tendering after the Early Tender Date may not elect to receive New PIK Toggle Second Lien Notes.

The maximum aggregate principal amount of New Notes issued in the Exchange Offers will not exceed $5.5 billion. The maximum aggregate principal amount of each Issue of Old Notes that will be accepted for exchange is the outstanding aggregate principal amount of such Issue validly tendered (and not validly withdrawn), as limited by the Maximum Exchange Amount and the prorations, if necessary, resulting therefrom (as such prorations are described in the Offering Memorandum dated November 17, 2010 relating to the Exchange Offers (the “Offering Memorandum”)).

The maximum aggregate principal amount of New PIK Toggle Second Lien Notes issued in the Exchange Offers will not exceed $1.0 billion (the “Maximum New PIK Toggle Amount”). Holders whose Old Notes are validly tendered (and not validly withdrawn) on or prior to the Early Tender Date may elect to receive New Second Lien Notes in the form of New PIK Toggle Second Lien Notes (a “PIK Toggle Election”), provided that no New PIK Toggle Second Lien Notes will be issued unless PIK Toggle Elections would result in the issuance of at least $500 million aggregate principal amount of New PIK Toggle Second Lien Notes (the “Minimum New PIK Toggle Amount”). If the Minimum New PIK Toggle Amount is not met, then holders electing to receive New PIK Toggle Second Lien Notes will only receive New Cash-Pay Second Lien Notes in respect of the principal amount of New Second Lien Notes that they are eligible to receive in the Exchange Offers. If the Maximum New PIK Toggle Amount would be exceeded, then the New PIK Toggle Second Lien Notes will be allocated to holders who have made a PIK Toggle Election, as set forth in the Offering Memorandum.

If the aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) in the Exchange Offers would, if accepted, result in the issuance of New Notes in an aggregate principal amount equal to or less than the Maximum Exchange Amount, then, upon the terms and subject to the conditions of the Exchange Offers, First Data will accept for exchange all Old Notes validly tendered (and not validly withdrawn). If the aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) in the Exchange Offers would result in the issuance of New Notes in an aggregate principal amount in excess of the Maximum Exchange Amount, then, upon the terms and subject to the conditions of the Exchange Offers, the Old Notes validly tendered (and not validly withdrawn) will be accepted for exchange on a prorated basis, with Old Notes as to which a PIK Toggle Election has been made receiving a preference, as described in the Offering Memorandum.

Subject to applicable law, First Data reserves the right, but is not obligated, to increase the Maximum New PIK Toggle Amount and/or the Maximum Exchange Amount.

Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 1, 2010 but not thereafter. If withdrawal rights have terminated at the time of any increase in the Maximum New PIK Toggle Amount and/or the Maximum Exchange Amount, subject to applicable law, First Data will not reinstate withdrawal rights and, accordingly, holders should not make PIK Toggle Elections or tender Old Notes unless such holders are prepared to have such elections honored, or such Old Notes exchanged, in full.

The Exchange Offers are subject to certain conditions set forth in the Offering Memorandum including the condition that at least $3.0 billion aggregate principal amount of Old Notes (as such amount may be decreased, the “Minimum Tender Amount”) has been validly tendered on or prior to the Expiration Date (and not validly withdrawn). Neither Exchange Offer is conditioned on the completion of the other Exchange Offer. First Data reserves the right, subject to applicable law, to terminate, withdraw or amend each Exchange Offer at any time and from time to time, as described in the Offering Memorandum.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers are being made, and the New Notes are being offered and issued only to, persons certifying that (a) they are in the United States and are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (b) (i) they are outside the United States and are persons not U.S. persons, who are eligible to acquire securities from the Company pursuant to Regulation S and would be participating in any transaction in accordance with Regulation S and (ii) they are “non-U.S. qualified offerees” (as defined in the Offering Memorandum).

The complete terms and conditions of the Exchange Offers are set forth in the confidential offering memorandum and related letter of transmittal. Documents relating to the Exchange Offers will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are eligible investors for the purposes of the Exchange Offers. Holders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers, (866) 294-2200 (U.S. toll-free) or (212) 430-3774 (collect).

This press release is for informational purposes only. This press release is neither an offer to sell nor a solicitation of an offer to buy any New Notes and is neither an offer to purchase nor a solicitation of an offer to sell any Old Notes. The Exchange Offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum and the related Letter of Transmittal. The Exchange Offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in First Data’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and First Data’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010 under the captions “Risk Factors.”

Contact

Chip Swearngan, First Data

1-404-890-3000

chip.swearngan@firstdata.com

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